Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-122531 on Form S-1 of The Money Tree Inc. of our report dated December 21, 2007 relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Carr, Riggs & Ingram, LLC

Tallahassee, Florida

December 28, 2007